UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

                        Date of report (Date of earliest event reported): September 5, 2007 (August 31, 2007)

Magellan Petroleum Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

                    1-5507                                                                  06-0842255
                            (Commission File Number)                               IRS Employer Identification No.)

                                10 Columbus Boulevard, Hartford, CT                                              06106
                              (Address of Principal Executive Offices)                                          (Zip Code)

860-293-2006
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01                      Other Events

On August 31, 2007, Magellan Petroleum Australia Limited (“MPAL”), the wholly-owned subsidiary of Magellan Petroleum Corporation (the “Company”) received tax position papers from the Australian Tax Authority (“ATO”).   As previously disclosed, the ATO has conducted an audit of the Australian income tax returns of MPAL and its wholly-owned subsidiaries for the years 1997- 2005. The audit focused on certain income tax deductions claimed by Paroo Petroleum Pty. Ltd. (“PPPL”), a wholly-owned finance subsidiary of MPAL, related to the write-off of outstanding loans made by PPPL to other entities within the MPAL group of companies.

A copy of the Company’s press release related to MPAL’s receipt of the ATO position papers is filed herewith as Exhibit 99.1 and is hereby incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits

The following document is filed herewith:

     (c)               Exhibits

99.1	Company press release related to receipt of ATO position papers, dated September 5, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAGELLAN PETROLEUM CORPORATION

        By:   /s/ Daniel J. Samela
Name: Daniel J. Samela
Title: President, Chief Financial Officer and Treasurer

Dated: September 5, 2007

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EXHIBIT INDEX

Exhibit No.                                                                    Description                                                                                                 Page No.

99.1	Company press release related to receipt of ATO position papers, dated September 5, 2007.	5

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                                                                                        Exhibit 99.1

Magellan Petroleum Announces
Receipt of Australian Tax Office Position Paper

Hartford, Conn., September 5, 2007 – Magellan Petroleum Corporation (NCM: MPET; ASX: MGN) (“Magellan”) announced that its 100% owned subsidiary, Magellan Petroleum Australia Limited (“MPAL”), has received tax position papers from The Australian Tax Authority (“ATO”).

As previously disclosed, the ATO has conducted an audit of the Australian income tax returns of MPAL and its wholly-owned subsidiaries for the years 1997- 2005. The audit focused on certain income tax deductions claimed by Paroo Petroleum Pty. Ltd. (“PPPL”), a wholly-owned finance subsidiary of MPAL, related to the write-off of  outstanding loans made by PPPL to other entities within the MPAL group of companies. As a result of this audit, the ATO has issued "position papers" which set forth its opinions that these previous deductions should be disallowed, resulting in additional income taxes being payable by MPAL and its subsidiaries.  In the position papers, the ATO sets out the legal basis for its conclusions.  It is important to note that the position papers are not assessments of additional taxes.

In a comprehensive audit conducted by the ATO in the period 1992-94, the ATO concluded that PPPL was carrying on business as a money lender and accordingly, should, for taxation purposes, account for its interest income on an accruals basis rather than a cash basis.  MPAL accepted this conclusion and from that point has been determining its annual Australian taxation liability on this basis (including claiming deductions for bad debts as a money lender).

Recently, the ATO appears to have taken a more aggressive approach with respect to its views regarding income tax deductions attributable to in-house finance companies.  Since this change in approach, the ATO has commenced audits of a number of companies involving, among other issues, the appropriate treatment of bad debt deductions taken by in-house finance companies. Magellan understands that, at this time, while there have been negotiated settlements in relation to some of these audits, none of them has reached final resolution in court.

With issuance of the position papers, MPAL now has until October 12, 2007, subject to possible extension, to respond to the ATO's positions and to state its legal positions.  MPAL has retained the services of experienced Australian tax counsel, and will also be represented by its Australian tax advisors, Ernst and Young.

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MPAL intends to respond to the ATO position papers within the required time frame and refute the positions taken by the ATO. The ATO will consider MPAL's response and normally respond within a month. It could then agree with MPAL that no tax is due or issue formal assessments for some amount of taxes, interest and penalties. MPAL would then have an opportunity to formally object to any assessments and the ATO would determine its response to MPAL’s objections, which it could accept or reject, in whole or in part.  MPAL then would have an opportunity to appeal (against any assessment) to the Administrative Appeals Tribunal or to the Australian Courts.  In the period when any such appeal is being determined, interest will continue to accrue on any outstanding amounts.  However, MPAL may be able to limit the accrual of further interest by payment of an agreed sum to the ATO (which would be deposited into an escrow account) until the parties either reach a negotiated agreement or the income tax dispute is settled in the Australian Courts.

The ATO has indicated in the position papers that the increase in taxes arising from its proposed positions would be (Aus.) $13,392,460, plus possible interest and penalties, which could be substantial and exceed the amount of the increased taxes asserted by the ATO.  If assessments of this amount are issued by the ATO, and upheld by the Australian courts, such assessments would have a material adverse impact on the Company’s financial condition, results of operations and cash flows.

Forward Looking Statements

Statements in this release which are not historical in nature are intended to be, and are hereby identified as, forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. These statements about Magellan and MPAL may relate to their business properties and prospects, revenues, expenses, operating cash flows, and other matters that involve a number of uncertainties that may cause actual results to differ materially from expectations. Among these risks and uncertainties are the ultimate outcome of the MPAL tax audit by the ATO, the extent of the recoverable reserves at Magellan/MPAL properties and the risk that any wells drilled may fail to encounter hydrocarbons in commercially recoverable quantities. Any forward-looking information provided in this release should be considered with these factors in mind. Magellan assumes no obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

For further information, please contact Daniel Samela at (860) 293-2006.